Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS second QUARTER 2018 RESULTS

—Reports Earnings of $1.37 per Diluted Share—

SANTA ANA, Calif., July 26, 2018 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the second quarter ended June 30, 2018.

Current Quarter Highlights

•	Total revenue of $1.5 billion, up 3 percent compared with last year
•	Title Insurance and Services segment pretax margin of 15.3 percent
•	Purchase revenues up 7 percent compared with last year
-	Average revenue per order up 7 percent
-	Closed orders per day unchanged
•	Commercial revenues of $184.8 million, up 4 percent compared with last year
•	Specialty Insurance segment total revenues up 4 percent, with a pretax margin of 8.4 percent
•	Closed four acquisitions for an initial cash consideration of $53.2 million
•	Cash flow from operations of $210.9 million

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	June 30,
	2018	2017
Total revenue	$1,491.2	$1,454.4
Income before taxes	202.0	184.2

Net income	$155.1	$122.3
Net income per diluted share	1.37	1.09

Total revenue for the second quarter of 2018 was $1.5 billion, an increase of 3 percent relative to the second quarter of 2017. Net income in the current quarter was $155.1 million, or $1.37 per diluted share, compared with net income of $122.3 million, or $1.09 per diluted share, in the second quarter of 2017. Net realized investment gains in the current quarter were $5.5 million, or 4 cents per diluted share, compared with net realized investment gains of $17.9 million, or 11 cents per diluted share, last year.

“The company’s performance this year continues to be strong, as demonstrated by the 15.3 percent pretax title margin we achieved in the second quarter,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “Our purchase and commercial businesses more than offset the impact of the decline in refinance transactions, resulting in revenue growth of 3 percent this quarter. These favorable conditions, combined with prudent management of our investment portfolio and our bank, discipline in our underwriting process, and efficient management of our cost structure, position us well as we enter the second half of 2018.”

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First American Financial Reports Second Quarter 2018 Results

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	June 30,
	2018	2017
Total revenues	$1,369.0	$1,336.9

Income before taxes	$209.6	$197.3
Pretax margin	15.3%	14.8%

Direct open orders	276,800	299,600
Direct closed orders	196,200	213,900

U.S. Commercial
Total revenues	$184.8	$177.9
Open orders	36,000	32,400
Closed orders	19,900	20,700
Average revenue per order	$9,300	$8,600

Total revenues for the Title Insurance and Services segment during the second quarter were $1.4 billion, up 2 percent compared with the same quarter of 2017. Direct premiums and escrow fees were up 3 percent compared with the second quarter of 2017, driven by a 13 percent increase in the average revenue per direct title order that was largely offset by an 8 percent decline in the number of direct title orders closed. The growth in the average revenue per direct title order to $2,599 was primarily attributable to higher residential real estate values, the increase in the average revenue per commercial order, and the shift in the order mix to higher-premium commercial transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were up 1 percent in the current quarter compared with last year.

Information and other revenues were $206.1 million this quarter, up 3 percent compared with the same quarter of last year. Higher revenues from recent acquisitions were partly offset by the impact of lower refinance activity.

Investment income was $51.7 million in the second quarter, up $17.1 million, or 49 percent, primarily due to the increase in short-term interest rates that drove higher interest income in the company’s investment portfolio and cash balances. Net realized investment gains totaled $3.6 million in the current quarter, compared with gains of $16.7 million in the second quarter of 2017.

Personnel costs were $427.0 million in the second quarter, an increase of $11.6 million, or 3 percent, compared with the same quarter of 2017. The increase was primarily driven by personnel costs associated with recent acquisitions.

Other operating expenses were $202.4 million in the second quarter, up $2.5 million, or 1 percent, compared with the second quarter of 2017. The increase was primarily driven by the impact of recent acquisitions largely offset by a decline in production-related expenses.

The provision for policy losses and other claims was $44.3 million in the second quarter, or 4.0 percent of title premiums and escrow fees, unchanged from last year. The current quarter rate reflects an

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First American Financial Reports Second Quarter 2018 Results

ultimate loss rate of 4.0 percent for the current policy year and no change in the loss reserve estimates for prior policy years.

Pretax income for the Title Insurance and Services segment was $209.6 million in the second quarter, compared with $197.3 million in the second quarter of 2017. Pretax margin was 15.3 percent in the current quarter, compared with 14.8 percent last year.

Specialty Insurance

($ in millions)

	Three Months Ended
	June 30,
	2018	2017
Total revenues	$120.2	$115.2

Income before taxes	$10.1	$9.6
Pretax margin	8.4%	8.3%

Total revenues for the Specialty Insurance segment were $120.2 million in the second quarter of 2018, an increase of 4 percent compared with the second quarter of 2017. The results in the home warranty business benefited from lower claim frequency in the current quarter. While higher severity drove an increase in the loss ratio in the property and casualty business, the loss ratio for the segment declined slightly to 61.4 percent. The segment’s pretax margin was 8.4 percent this quarter, compared with 8.3 percent in the second quarter of last year.

Teleconference/Webcast

First American’s second quarter 2018 results will be discussed in more detail on Thursday, July 26, 2018, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through August 9, 2018, by dialing 201-612-7415 and using the conference ID 13681408. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; banking, trust and wealth management services; and other related products and services. With total revenue of $5.8 billion in 2017, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2018, First American was named to the Fortune 100 Best Companies to Work For® list for the third consecutive year. More information about the company can be found at www.firstam.com.

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First American Financial Reports Second Quarter 2018 Results

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; failures at financial institutions where the company deposits funds; changes in applicable laws and government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; use of social media by the company and other parties; regulation of title insurance rates; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework; systems damage, failures, interruptions and intrusions or unauthorized data disclosures; process automation; technological developments that change the way real estate transactions are conducted and related documents are processed; errors and fraud involving the transfer of funds; the company’s use of a global workforce; inability of the company’s subsidiaries to pay dividends or repay funds; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios and success ratios. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in thousands, except per share amounts and title orders, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenues	$1,491,157	$1,454,429	$2,788,545	$2,771,472

Income before income taxes	$201,968	$184,154	$295,033	$268,034
Income taxes	46,877	62,259	63,770	88,070
Net income	155,091	121,895	231,263	179,964
Less: Net loss attributable to noncontrolling interests	(49)	(362)	(104)	(575)
Net income attributable to the Company	$155,140	$122,257	$231,367	$180,539

Net income per share attributable to stockholders:
Basic	$1.38	$1.10	$2.06	$1.62
Diluted	$1.37	$1.09	$2.05	$1.61

Cash dividends declared per share	$0.38	$0.34	$0.76	$0.68

Weighted average common shares outstanding:
Basic	112,556	111,549	112,406	111,374
Diluted	113,117	112,199	113,093	112,026

Selected Title Insurance Segment Information
Title orders opened(1)	276,800	299,600	530,300	559,200
Title orders closed(1)	196,200	213,900	369,800	405,200
Paid title claims	44,731	47,763	81,356	98,771

(1) U.S. direct title insurance orders only.

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in thousands, unaudited)

	June 30,	December 31,
	2018	2017
Cash and cash equivalents	$1,226,510	$1,387,226
Investments	5,716,111	5,378,303
Goodwill and other intangible assets, net	1,271,234	1,212,918
Total assets	9,959,396	9,573,222
Reserve for claim losses	1,022,928	1,028,933
Notes and contracts payable	736,393	732,810
Total stockholders’ equity	$3,569,523	$3,479,955

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Three Months Ended		Title	Specialty	Corporate
June 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$661,582	$548,616	$112,966	$—
Agent premiums	559,004	559,004	—	—
Information and other	208,752	206,095	2,924	(267)
Net investment income	56,334	51,737	2,401	2,196
Net realized investment gains	5,485	3,588	1,897	—
	1,491,157	1,369,040	120,188	1,929
Expenses
Personnel costs	448,974	427,049	19,066	2,859
Premiums retained by agents	439,550	439,550	—	—
Other operating expenses	228,935	202,383	18,062	8,490
Provision for policy losses and other claims	113,619	44,304	69,315	—
Depreciation and amortization	31,058	29,343	1,677	38
Premium taxes	17,049	15,102	1,947	—
Interest	10,004	1,667	—	8,337
	1,289,189	1,159,398	110,067	19,724
Income (loss) before income taxes	$201,968	$209,642	$10,121	$(17,795)

Three Months Ended		Title	Specialty	Corporate
June 30, 2017	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$641,080	$532,236	$108,844	$—
Agent premiums	554,028	554,028	—	—
Information and other	201,851	199,243	2,874	(266)
Net investment income	39,609	34,665	2,321	2,623
Net realized investment gains	17,861	16,738	1,123	—
	1,454,429	1,336,910	115,162	2,357
Expenses
Personnel costs	436,441	415,452	17,891	3,098
Premiums retained by agents	435,771	435,771	—	—
Other operating expenses	230,791	199,845	16,766	14,180
Provision for policy losses and other claims	110,958	43,486	67,472	—
Depreciation and amortization	30,145	28,557	1,547	41
Premium taxes	17,179	15,253	1,926	—
Interest	8,990	1,241	—	7,749
	1,270,275	1,139,605	105,602	25,068
Income (loss) before income taxes	$184,154	$197,305	$9,560	$(22,711)

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Segment Information
(in thousands, unaudited)

Six Months Ended		Title	Specialty	Corporate
June 30, 2018	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,205,460	$982,768	$222,692	$—
Agent premiums	1,086,718	1,086,718	—	—
Information and other	397,410	392,116	5,826	(532)
Net investment income	99,126	93,137	4,989	1,000
Net realized investment (losses) gains	(169)	(234)	65	—
	2,788,545	2,554,505	233,572	468
Expenses
Personnel costs	862,616	820,675	37,818	4,123
Premiums retained by agents	856,187	856,187	—	—
Other operating expenses	447,415	393,232	37,479	16,704
Provision for policy losses and other claims	214,199	82,785	131,414	—
Depreciation and amortization	60,805	57,460	3,269	76
Premium taxes	33,063	29,492	3,571	—
Interest	19,227	2,651	—	16,576
	2,493,512	2,242,482	213,551	37,479
Income (loss) before income taxes	$295,033	$312,023	$20,021	$(37,011)

Six Months Ended		Title	Specialty	Corporate
June 30, 2017	Consolidated	Insurance	Insurance	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,168,089	$954,195	$213,894	$—
Agent premiums	1,128,610	1,128,610	—	—
Information and other	384,360	379,278	5,613	(531)
Net investment income	72,649	61,280	4,650	6,719
Net realized investment gains	17,764	16,494	1,270	—
	2,771,472	2,539,857	225,427	6,188
Expenses
Personnel costs	843,578	800,288	35,154	8,136
Premiums retained by agents	889,697	889,697	—	—
Other operating expenses	446,193	383,116	34,051	29,026
Provision for policy losses and other claims	213,346	83,348	129,998	—
Depreciation and amortization	60,292	57,108	3,098	86
Premium taxes	32,627	29,102	3,525	—
Interest	17,705	1,650	—	16,055
	2,503,438	2,244,309	205,826	53,303
Income (loss) before income taxes	$268,034	$295,548	$19,601	$(47,115)

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Consolidated Net Realized Investment Gains (Losses)
($ in thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Change in fair value of equity securities held(1)	$8,784	$0.06	N/A	N/A	$1,808	$0.01	N/A	N/A
Other net realized investment (losses) gains	(3,299)	(0.02)	17,861	0.11	(1,977)	(0.01)	17,764	0.11
Net realized investment gains (losses)	$5,485	$0.04	$17,861	$0.11	$(169)	$(0.00)	$17,764	$0.11

(1) Beginning in the first quarter of 2018, the company adopted new accounting guidance, which requires investments in equity securities to be measured at fair value, with changes in fair value recognized through net income rather than through the balance sheet as previously required.

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenues	$1,369,040	$1,336,910	$2,554,505	$2,539,857
Less: Net realized investment gains (losses)	3,588	16,738	(234)	16,494
Net investment income	51,737	34,665	93,137	61,280
Premiums retained by agents	439,550	435,771	856,187	889,697
Net operating revenues	$874,165	$849,736	$1,605,415	$1,572,386

Personnel and other operating expenses	$629,432	$615,297	$1,213,907	$1,183,404
Ratio (% net operating revenues)	72.0%	72.4%	75.6%	75.3%
Ratio (% total revenues)	46.0%	46.0%	47.5%	46.6%

Change in net operating revenues	$24,429		$33,029
Change in personnel and other operating expenses	14,135		30,503
Success Ratio(1)	58%		92%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Second Quarter 2018 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q218	Q118	Q417	Q317	Q217
Open Orders per Day
Purchase	2,315	2,027	1,686	2,156	2,313
Refinance	998	1,173	1,239	1,379	1,319
Refinance as % of residential orders	30%	37%	42%	39%	36%
Commercial	562	509	489	495	506
Default and other	450	380	321	387	544
Total open orders per day	4,325	4,089	3,734	4,417	4,681

Closed Orders per Day
Purchase	1,718	1,313	1,550	1,724	1,718
Refinance	729	850	1,035	985	910
Refinance as % of residential orders	30%	39%	40%	36%	35%
Commercial	311	306	333	309	324
Default and other	308	330	376	384	390
Total closed orders per day	3,066	2,800	3,294	3,402	3,342

Average Revenue per Order (ARPO)
Purchase	$2,483	$2,356	$2,389	$2,336	$2,319
Refinance	985	936	962	928	907
Commercial	9,277	8,059	9,508	9,024	8,589
Default and other	314	282	203	230	201

Total ARPO	$2,599	$2,303	$2,411	$2,298	$2,294

Business Days	64	62	62	63	64

(1) U.S. operations only.

Totals may not add due to rounding.

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